Exhibit 6.29


                              Tasker Capital Corp.

                   Nonqualified Stock Option Grant Agreement

                               Arthur P. Bergeron

Number of Shares: 1,000,000
Date of Grant:    November 26, 2002
Date of Hire:     October 3, 2002

      Tasker Capital Corp., a Nevada corporation (the "Company"), hereby grants to Arthur P. Bergeron (the "Participant"), as of the date of grant stated above (the "Grant Date"), an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock").

      Reference is made to the fact that the Participant is, as of the date of grant, party to an Employment Agreement with the Company, dated as of November 26, 2002 (the "Employment Agreement"), and to the fact that the Option is granted to the Participant pursuant to the terms of the Employment Agreement and in consideration of the Participant's services to the Company under the Employment Agreement.

      The Participant hereby accepts the Option, subject to the terms and conditions set forth in the following terms and conditions:

      1. Type of Option. The Option is not intended to, and shall not, be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Exercise Price. The price at which Shares may be purchased pursuant to the Option is $0.25 per share.

      3. Option Period. Except as provided below in this Section 3, the Option expires one (1) day less than ten (10) years from the Grant Date.

            (a) Termination in General. Except as provided in Subsections (b) and (c), below, after the termination of the "employment" (as defined below) of the Participant, the Participant may exercise the Option, to the extent otherwise exercisable on the date of termination, for a period ending on the earliest of (i) the expiration of three (3) months after the date of such termination and (ii) the expiration date of the Option as fixed pursuant to the first sentence of this Section 3. For purposes hereof, the term "employment" shall mean the continuing relationship of the Participant to the Company as a Director, consultant, adviser, independent contractor or other service provider. Upon termination of the Participant's employment (as defined below) by either the Company or the Participant for any or no reason, the Option shall terminate immediately except as provided in the next two sentences.

            (b) Death. If the termination of employment results from the Participant's death, the Option, to the extent otherwise exercisable as of the time immediately before his or her death, shall be exercisable by the Participant's estate or by any person who acquired the Option by bequest or inheritance for a period ending on the earliest of (i) one (1) year after the death of the Participant and (ii) the expiration date of the Option as fixed pursuant to the first sentence of this Section 3.

            (c) Disability. If the termination of employment results from the Participant's disability, the Option, to the extent otherwise exercisable by such Participant immediately prior to the termination of his employment, shall be exercisable by him (or his legal representative) for a period ending on the earliest of (i) one year after such termination and (ii) the expiration date of the Option as fixed pursuant to the first sentence of this Section 3. The term "disability" shall for this purpose be defined as such term is defined in
Section 22(e)(3) of the Code.

      4. Vesting of Right to Exercise. Subject to Section 3, the Participant's right to exercise the Option shall vest in accordance with the table attached hereto as Attachment A (the "Vesting Schedule"), with the percentage set forth in any row of the right hand column of the Vesting Schedule being the maximum percentage of the Shares which are fully vested shares (the "Vested Shares"), on a cumulative basis, at any time during the period beginning on the corresponding date set forth in the left hand column of the Vesting Schedule, so long as such period has been completed, and, for all but the last row of the Vesting Schedule, ending on the day immediately preceding the date set forth in the left hand column of the next row of the Vesting Schedule. Notwithstanding anything to the contrary herein, (i) in the event of a Change in Control (as defined below) that is effective during the Participant's employment with the Company, this Option may be exercised immediately prior to such Change in Control with respect to all of the Shares that are the subject of this Option, and (ii) in the event that the Participant's employment is involuntarily terminated by the Company without Cause (as such term is defined in that certain Employment Agreement, dated November 26, 2002, by and between the Company and the Participant), this Option may be exercised with respect to all of the Shares that are the subject of this Option. A "Change of Control" shall mean and include the following:

            (a) a merger or consolidation of the Company with or into any other corporation or other entity (i) in which the Company is not the surviving entity or (ii) in which the Company is the surviving entity but in which holders of the Company's Voting Securities (as defined below) immediately prior to such merger or consolidation will not continue to hold at least a majority of the outstanding Voting Securities of the Company;

            (b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions, but excluding any merger or consolidation not having an effect described in the preceding clause) of all or substantially all of the Company's assets;

            (c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company's Voting Securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the Voting Securities outstanding increases the proportionate voting power represented by the Voting Securities owned by any such person or group of persons to 50% or more of the combined voting power of such Voting Securities; or

            (d) the liquidation or dissolution of the Company.

"Voting Securities" means with respect to any corporation or other entity, securities having the right to vote in an election of the board of directors, or the equivalent of a board of directors, of such corporation or other entity.

      5. Exercise.

            (a) The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that it may not be exercised as to less than ten percent (10%) of the Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than ten percent (10%) of the Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option, and then only to the extent that such combination equals a full Share.

            (b) To exercise the Option, the Participant (or other person exercising the Option) must deliver to the Company the following:

                  1. a completed and signed notice of exercise, in the form of Attachment B hereto, stating the number of Shares to be purchased. If the Option is being exercised by a person other than the Participant, the notice of exercise must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Company deems necessary;

                  2. two (2) signed Stock Restriction Agreements (the "Stock Restriction Agreement"), in the form attached hereto as Attachment C, and such other agreements, instruments or documents as the Company may reasonably require to comply with the requirements of the Securities Act of 1933, as amended, or any applicable state securities laws. The shares purchased pursuant to exercise of the Option shall be subject to the restrictions and limitations set forth in such agreements; and

                  3. payment in full of the exercise price for the Shares being purchased in cash or by certified check, bank draft or money order made payable to the order of the Company.

In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Company's Board of Directors (the "Board") may impose on the exercise of such Option pursuant to this Agreement, and any such exercise shall be effective only after all such conditions have been satisfied.

      6. No Rights as Stockholder. The Participant (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Company with respect to any Shares covered by the Option until such Shares shall have been registered on the stock transfer books of the Company in the name of the Participant (or such other person).

      7. Section 16 Requirements. If Participant is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any retention of Shares by the Company to satisfy a tax obligation with respect to such Participant shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act. Additionally, (i) any Shares offered to a Participant subject to Section 16 of the Exchange Act (a "Section 16 Participant") may not be sold for six (6) months after acquisition;
(ii) any Shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (iii) any Option or other similar right related to an equity security shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under this Agreement.

      8. Compliance with Laws, Regulations and Rules. This Agreement, the Option and the obligation of the Company to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board.

      9. Legend on Certificates. Each certificate representing the Shares shall bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement and the restrictions on transfer imposed by the Securities Act of 1933, as amended, and any applicable exemption therefrom pursuant to which the Shares may be issued.


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

      10. No Impairment Of Rights Under Management Agreement; No Employment Rights. Nothing in the Option or this Option Agreement impairs the right of the Company to terminate the Management Agreement in accordance with its terms or, confers upon the Participant any right to continued employment or interferes with the right of the Company to terminate the Participant's employment.

      11. Taxes. As a condition of issuance of Shares under this Option, the Company shall have the right to require the Participant or other person exercising the Option to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements or make other arrangements satisfactory to the Company with regard to such taxes.

      12. Amendments. The Board may at any time or times amend the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Option shall, without the Participant's consent, adversely affect the Participant's rights under the Option.

                  [Remainder of Page Intentionally Left Blank]


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

      IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

                                    THE COMPANY:


                                    Tasker Capital Corp.


                                    By:
                                       ----------------------------
                                    Name:
                                    Title:


                                    THE PARTICIPANT:


                                    -------------------------------
                                    (Signature of Participant)

                                    -------------------------------
                                    (Printed Name of Participant)

                                    -------------------------------
                                    (Residence Street Address)

                                    -------------------------------
                                    (City)    (State)     (Zip Code)

                                  Attachment A

                                Vesting Schedule

---------------------------------------------------------------------------
                                         Percentage of Shares that are
                Date                             Vested Shares
---------------------------------------------------------------------------

            Date of hire                              50%
---------------------------------------------------------------------------

      Date of hire plus 1 month                     54.1667%
---------------------------------------------------------------------------

     Date of hire plus 2 months                     58.3333%
---------------------------------------------------------------------------

     Date of hire plus 3 months                      62.50%
---------------------------------------------------------------------------

     Date of hire plus 4 months                     66.6667%
---------------------------------------------------------------------------

     Date of hire plus 5 months                     70.8333%
---------------------------------------------------------------------------

     Date of hire plus 6 months                       75%
---------------------------------------------------------------------------

     Date of hire plus 7 months                     79.1667%
---------------------------------------------------------------------------

     Date of hire plus 8 months                     83.3333%
---------------------------------------------------------------------------

     Date of hire plus 9 months                      87.50%
---------------------------------------------------------------------------

     Date of hire plus 10 months                    91.6667%
---------------------------------------------------------------------------

     Date of hire plus 11 months                    95.8333%
---------------------------------------------------------------------------

     Date of hire plus 12 months                      100%
---------------------------------------------------------------------------

Tasker Capital Corp.                      Participant


By:                                       By:
   ----------------------------              ----------------------
Name:                                     Name:
Title:

                                  Attachment B

                   Form of Notice of Exercise of Stock Option
                   ------------------------------------------
             (To be completed and signed only on exercise of Option)

I hereby exercise the stock option (the "Option") granted by Tasker Capital Corp., a Nevada corporation (the "Company"), to me on _____________, subject to all the terms and provisions thereof as contained in the Nonqualified Stock Option Grant Agreement of the same date signed by me concerning such Option, and notify you of my desire to purchase _______ Shares pursuant to the Option.

Enclosed is my check in the sum of $ __________ in full payment for such Shares and applicable withholding taxes.

I also enclose completed and signed duplicate Stock Restriction Agreements in the required form.

DATED:                 .
      -----------------

                                          Signature:


                                          -----------------------------

                                          Name:
                                               ------------------------

                                  Attachment C

                              Tasker Capital Corp.

                           Stock Restriction Agreement

      AGREEMENT (this "Agreement"), dated as of ______________, by and between Tasker Captial Corp., a Nevada corporation (the "Company"), and _________________________________ (the "Stockholder"), who is purchasing
________ shares of the Company's Common Stock pursuant to the exercise of an option (the "Option") (such shares of Common Stock presently owned and any additional shares which the Stockholder may acquire upon exercise of the Option or otherwise being hereinafter collectively called the "Shares").

      WHEREAS, at or prior to the date of this Agreement, the Stockholder has purchased all or a portion of the Shares; and

      WHEREAS, the Company and the Stockholder believe it is in the best interests of the Company and of the Stockholder that certain restrictions be placed upon all of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Restrictions on Transfer.

            (a) No Transfer. The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless such transfer shall be made in compliance with the provisions of Section 2 of this Agreement.

            (b) Investment Representation. The Stockholder hereby represents, warrants and agrees with the Company that her or she is acquiring the Shares for his or her own account, for investment and not with a view to or in connection with any distribution thereof. The Stockholder shall not transfer any Shares unless either (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares shall have become, and continue to be, effective, or (ii) the Company receives an opinion of counsel that registration of such Shares is not required under the Act.

      2. Right of First Refusal.

            (a) Receipt of Third-Party Offer. If at any time the Stockholder desires to sell for cash, cash equivalents or any other form of consideration (including a promissory note) all or any part of the Shares pursuant to an offer or proposed offer from a third party (the "Proposed Transferee"), the

Stockholder shall provide written notification to the Company, including a submission of a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

            (b) Company Notice of Intent to Purchase. If the Company desires to purchase all or any portion of the Offered Shares, the Company shall give to the Stockholder written notice of the number of Offered Shares to be purchased by it, which notice shall be delivered in person or mailed to the Stockholder within twenty (20) days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. A sale of the Offered Shares to be sold to the Company pursuant to this
Section 2 shall be made at the offices of the Company on the forty-fifth (45th) day following the date of the Offer (or, if such day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Company, duly endorsed for transfer to the Company, against payment to the Stockholder of the purchase price therefor by the Company by a certified or cashier's check.

            (c) Sale to Third Party. Subject to Section 2(e), if, within twenty
(20) days of its receipt of the Offer, the Company fails to deliver written notice to the Stockholder of its intention to purchase all of the Offered Shares (the Offered Shares which the Company does not elect to purchase being referred to as the "Refused Shares"), the Refused Shares not so purchased may be sold by the Stockholder at any time within ninety (90) days after the date the Offer was made to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Refused Shares are not sold within the ninety
(90) day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 2. If the Refused Shares are sold pursuant to this Section 2 to any purchaser who is not a party to this Agreement, the Company, may at its option, require the purchaser to execute and deliver a new Stock Restriction Agreement in substantially the form of this Agreement containing substantially the same terms as those set forth herein.

            (d) Permitted Transfers. Subject to Section 2(e), the Stockholder shall have the right to make Permitted Transfers of the Stockholder's Shares and the provisions of subsections (a), (b) and (c) above shall not apply to any such Permitted Transfer by the Stockholder. For purposes of this Agreement, "Permitted Transfer" shall mean any transfer by the Stockholder during his or her lifetime of all or any portion of his or her Shares (i) to the Company, (ii) to another holder of issued and outstanding shares of capital stock of the Company, (iii) to or for the benefit of any spouse, child or grandchild of the Stockholder, or to a trust for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of this Agreement as though no such transfer had taken place, and that (y) the Stockholder has complied with all applicable law in connection with such transfer.

            (e) Prohibition of Transfer. Notwithstanding the foregoing provisions of this Section 2, the Company may prohibit transfers of the Shares to the extent it may do so under the laws of the State of Nevada. If the Company desires to prohibit the Stockholder from transferring any Offered Shares to a Proposed Transferee pursuant to Section 2(c), it shall give to the Stockholder written notice of such prohibition within twenty (20) days of the date of the related Offer to the Company pursuant to Section 2(a). If the Company delivers such a notice to the Stockholder with respect to any proposed transfer of Offered Shares to a Proposed Transferee, the Stockholder shall not be entitled to transfer the Offered Shares covered by such notice to the Proposed Transferee.

      3. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares, or to pay dividends to, any transferee to whom any such Shares shall have been so sold or transferred.

      4. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

      The shares of stock represented by this certificate are subject to restrictions upon transfer set forth in a certain Stock Restriction Agreement between the Company and the registered owner of this certificate. The Company will furnish a copy of such Agreement to the holder of this certificate upon written request and without charge.

      5. Section 16 Requirements. If Participant is subject to Section 16(a) of the Exchange Act, (i) any Shares offered to a Section 16 Participant may not be sold for six (6) months after acquisition; (ii) any Shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (iii) any Option or other similar right related to an equity security shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under this Agreement.

      6. Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement shall remain in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the

Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares.

      7. Miscellaneous.

            (a) Termination of Restrictions on Transfer. This Agreement, and the obligations of the Stockholder and the Company hereunder, shall terminate upon the earliest to occur of: (i) the effective date of a registration statement under the Act, with respect to the Shares; (ii) the date on which the Shares become freely saleable under Rule 144 of the Act; (iii) the sale of all or substantially all of the shares of capital stock, the assets or business of the Company, by merger, sale of assets or otherwise; or (iv) the expiration of ten
(10) years from the date of this Agreement. The sale of the Shares pursuant to any of the transactions described in clauses (i), (ii) and (iii) of the preceding sentence shall not be subject to the provisions of said Section 1(a) and Section 2.

            (b) Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the state of the Company's incorporation.

            (c) Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Stockholder fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Stockholder's obligations hereunder and to obtain immediate injunctive relief. The Stockholder shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

            (e) Modification or Amendment. Neither this Agreement nor any provision hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Stockholder and the Company.

            (f) Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, upon deposit with the United States Post Office, by registered, certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to Tasker Capital Corp., 40 Grove Street, Suite 140, Wellesley, Massachusetts 02482, Attention: President, and if to the Stockholder, to the address shown beneath his or her respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this subsection (f).

            (g) Merger Provision. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

            (h) Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company. Waivers will not be unreasonably withheld.

            (i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    THE COMPANY:


                                    Tasker Capital Corp.


                                    By:
                                       ----------------------------
                                    Name:
                                    Title:


                                    THE STOCKHOLDER:


                                    -------------------------------
                                    (Signature of Stockholder)

                                    -------------------------------
                                    (Printed Name of Stockholder)

                                    -------------------------------
                                    (Residence Street Address)

                                    -------------------------------
                                    (City)    (State)     (Zip Code)